Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2024, relating to the financial statements and financial highlights of AllianzIM U.S. Large Cap Buffer10 Jan ETF, AllianzIM U.S. Large Cap Buffer20 Jan ETF, AllianzIM U.S. Large Cap Buffer10 Feb ETF, AllianzIM U.S. Large Cap Buffer20 Feb ETF, AllianzIM U.S. Large Cap Buffer10 Mar ETF, AllianzIM U.S. Large Cap Buffer20 Mar ETF, AllianzIM U.S. Large Cap Buffer10 Apr ETF, AllianzIM U.S. Large Cap Buffer20 Apr ETF, AllianzIM U.S. Large Cap Buffer10 May ETF, AllianzIM U.S. Large Cap Buffer20 May ETF, AllianzIM U.S. Large Cap Buffer10 Jun ETF, AllianzIM U.S. Large Cap Buffer20 Jun ETF, AllianzIM U.S. Large Cap Buffer10 Jul ETF, AllianzIM U.S. Large Cap Buffer20 Jul ETF, AllianzIM U.S. Large Cap Buffer10 Aug ETF, AllianzIM U.S. Large Cap Buffer20 Aug ETF, AllianzIM U.S. Large Cap Buffer10 Sep ETF, AllianzIM U.S. Large Cap Buffer20 Sep ETF, AllianzIM U.S. Large Cap Buffer10 Oct ETF, AllianzIM U.S. Large Cap Buffer20 Oct ETF, AllianzIM U.S. Large Cap Buffer10 Nov ETF, AllianzIM U.S. Large Cap Buffer20 Nov ETF, AllianzIM U.S. Large Cap Buffer10 Dec ETF, AllianzIM U.S. Large Cap Buffer20 Dec ETF, AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF, AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF, AllianzIM U.S. Large Cap 6 Month Buffer10 Mar/Sep ETF, AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF, AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF, and AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF, each a series of AIM ETF Products Trust, which are included in Form N-CSR for the year ended October 31, 2024, and to the references to our firm under the headings “Financial Highlights” and “Fund Service Providers” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February XX, 2025